Capital City Bank Group, Inc.
Reports Second Quarter 2011 Results

TALLAHASSEE, Fla. (July 26, 2011) – Capital City Bank Group, Inc. (NASDAQ: CCBG) today reported net income for the second quarter of 2011 totaling $2.1 million, or $0.12 per diluted share, compared to $1.3 million, or $0.08 per diluted share for the first quarter of 2011 (“linked quarter”), and $0.7 million, or $0.04 per diluted share, for the second quarter of 2010.  For the first six months of 2011, the Company reported net income of $3.5 million, or $0.20 per diluted share, compared to a net loss of $2.7 million, or $0.16 per diluted share for the same period in 2010.

The increase in earnings over the linked quarter reflects higher net interest income of $0.4 million, lower loan loss provision of $0.6 million, and a reduction in noninterest expense of $2.2 million, partially offset by a decline in noninterest income of $1.9 million and higher income tax expense of $0.5 million.  Compared to the second quarter of 2010, a $3.6 million decline in noninterest expense partially offset by a $1.2 million reduction in operating revenues and higher income tax expense of $1.0 million drove the improvement in earnings.

The increase in earnings for the first half of 2011 is attributable to a lower loan loss provision of $6.7 million, reduction in noninterest expense of $3.5 million, and higher noninterest income of $2.1 million, partially offset by lower net interest income of $2.0 million and higher income tax expense of $4.1 million.

2011 performance reflects the sale of our Visa Class B shares of stock during the first quarter which resulted in a $2.6 million net gain ($3.2 million pre-tax included in noninterest income and a swap liability of $0.6 million included in noninterest expense).

“Although we are still facing a challenging operating environment, I am pleased with our progress,” said William G. Smith, Jr., Chairman, President and Chief Executive Officer.  “Profit in the second quarter of $2.1 million, or $0.12 per share, represents our fifth consecutive quarter of profitability.  Highlights from the quarter include lower nonperforming assets, declining credit costs, a strong net interest margin and lower operating expenses.  While the economy remains sluggish and loan growth continues to be a challenge, I am pleased with our second quarter performance and believe we have momentum as we enter the latter half of 2011.”

The Return on Average Assets was 0.33% and the Return on Average Equity was 3.28% for the second quarter of 2011.  These metrics were 0.20% and 2.03% for the first quarter of 2011, and 0.11% and 1.11% for the second quarter of 2010, respectively.

For the first half of 2011, the Return on Average Assets was 0.26% and the Return on Average Equity was 2.66% compared to -0.20% and -2.07%, respectively, for the first half of 2010.

Discussion of Financial Condition

Average earning assets were $2.259 billion for the second quarter of 2011, a decrease of $19.7 million, or 0.9% from the linked quarter and an increase of $40.9 million, or 1.8%, from the fourth quarter of 2010.  The lower level of earning assets over the linked quarter was a result of a decline in the loan portfolio of $26.0 million, partially offset by higher short-term investments of $6.2 million.  Compared to the fourth quarter of 2010, average overnight funds were higher by $76.4 million, the investment portfolio increased $43.1 million and loans declined $78.6 million, partially attributable to the resolution of problem loans during the first six months.

Average loans have declined throughout the portfolio, driven primarily by a reduction in the commercial real estate, residential and construction loan categories.  The loan portfolio continues to be impacted by weak loan demand attributable to the lack of consumer confidence and a sluggish economy.  In addition to lower production, normal amortization and payoffs, the resolution of problem loans (which has the effect of lowering the loan portfolio as loans are either charged off or transferred to the other real estate owned (“OREO”) category), contributed to the overall decline.  During the second quarter, problem loan resolutions accounted for $20.8 million or 76% of the net reduction in total loans of $27.2 million from the linked quarter.  Problem loan resolutions accounted for $36.2 million or 51% of the net reduction in loans of $71.1 million from the fourth quarter of 20101.
Nonperforming assets (including nonaccrual loans, restructured loans (“TDRs”), and OREO) totaled $145.7 million at the end of the second quarter of 2011, a decrease of $7.7 million from the first quarter of 2011 and an increase of $0.4 million over the fourth quarter of 2010.  Nonaccrual loans decreased $12.9 million to $61.1 million from the linked quarter primarily due to the migration of loans to the OREO category.  A slowdown in new additions to the nonaccrual category also contributed to the improvement.  Compared to the fourth quarter of 2010, nonaccrual loans declined by $4.6 million reflecting the movement of loans to the OREO category and, to a lesser extent, migration to the TDR category.  TDRs totaled $23.6 million at the end of the second quarter, a $0.4 million decrease from the linked quarter and a $1.9 million increase over the fourth quarter of 2010.  The balance of OREO totaled $61.0 million at the end of the second quarter, a $5.7 million increase over the linked quarter and $3.1 million over the fourth quarter of 2010, which reflects our efforts in working problem loans through the foreclosure process.  Overall, a slower pace of loan defaults, momentum in working loans through the collection cycle, and progress in our property disposition efforts has contributed to the overall improvement in our nonperforming asset portfolio.  Through the first six months of 2011, we sold OREO properties totaling $17.7 million, which compares to $18.0 million for the full year 2010.  Nonperforming assets represented 5.60% of total assets at June 30, 2011 compared to 5.76% at March 31, 2011 and 5.54% at December 31, 2010.

Average total deposits were $2.107 billion for the second quarter, a decrease of $18.1 million, or 0.9%, from the linked quarter and $8.6 million, or 0.4%, from the fourth quarter of 2010.  Deposits decreased in both periods driven primarily by a reduction in certificates of deposit.  Additionally, a decrease resulting from existing clients moving from our Guaranteed Now Account product to repurchase agreements occurred late in the fourth quarter of 2010 as further discussed below.  Public funds balances increased as anticipated from the fourth quarter of 2010, but have declined from the first quarter level, which reflects the seasonality within this deposit category.  Savings and money market accounts experienced a slight increase in both periods, partially offsetting the above mentioned decline.

As a result of changes in the FDIC’s Temporary Liquidity Guarantee Program, our government guaranteed NOW product was discontinued during the fourth quarter.  As of December 31, 2010, approximately $95 million in balances from this product remained in the NOW category, $95 million migrated to the noninterest bearing DDA category, and $60 million moved into repurchase agreements.

We continue to pursue prudent pricing discipline to manage the mix of our deposits.  Therefore, we are not attempting to compete with higher rate paying competitors for deposits.

We maintained an average net overnight funds (deposits with banks plus fed funds sold less fed funds purchased) sold position of $249.1 million during the second quarter of 2011 compared to an average overnight funds sold position of $238.1 million in the linked quarter and $164.9 million in the fourth quarter of 2010.  The higher balance when compared to the linked quarter primarily reflects a decline in the loan portfolio, partially offset by the decrease in deposits mentioned above and lower levels of short-term borrowings.  The favorable variance as compared to the fourth quarter of 2010 is primarily attributable to an increase in repurchase agreements and a net reduction in loans, partially offset by a decline in deposits and the deployment of funds to the investment portfolio.

Equity capital was $260.5 million as of June 30, 2011, compared to $259.3 million as of March 31, 2011 and $259.0 million as of December 31, 2010.  Our leverage ratio was 9.95%, 9.74%, and 10.10%, respectively, for these periods.  Further, our risk-adjusted capital ratio of 15.19% at June 30, 2011 exceeds the 10.0% threshold to be designated as “well-capitalized” under the risk-based regulatory guidelines.  At June 30, 2011, our tangible common equity ratio was 6.96%, compared to 6.73% at March 31, 2011 and 6.82% at December 31, 2010.

Discussion of Operating Results

Tax equivalent net interest income for the second quarter of 2011 was $23.7 million compared to $23.3 million for the first quarter of 2010 and $24.7 million for the second quarter of 2010.  For the first six months of 2011, tax equivalent net interest income totaled $47.0 million compared to $49.2 million in 2010.

The increase of $0.4 million in tax equivalent net interest income on a linked quarter basis was due to lower cost of funds and one additional calendar day.  Lower interest expense reflects a reduction in deposit rates, primarily in certificates of deposit.  Interest income on earning assets was higher as a result of the one additional calendar day. Additionally, net interest income was impacted by favorable net interest adjustments on nonaccrual loans (i.e. quarter over quarter improvement in the level of interest income reversals), which offset lower interest income attributable to a reduction in loans outstanding and unfavorable asset repricing.

The decrease in tax equivalent net interest income of $1.0 million and $2.2 million, for the three and six month periods ended June 30, 2011, respectively, as compared to the same periods in 2010, resulted from a reduction in loans outstanding, lower earning assets yields reflecting unfavorable asset repricing and lower loan fees, partially offset by a reduction in interest expense and favorable net interest adjustments as noted above.

The net interest margin in the second quarter of 2011 was 4.21%, an increase of 7 basis points over the linked quarter and a decline of 6 basis points from the second quarter of 2010.  Year over year, for the six month period, the margin declined 7 basis points to 4.17%.  The increase in the margin when compared to the linked quarter reflects a 3 basis point reduction in the cost of funds, and an improvement in the yield on earning assets of 4 basis points.  The higher yield on earning assets was primarily attributable to an increase in the loan yield resulting from the favorable interest income adjustments mentioned above, while the lower cost of funds resulted from a reduction in the rates on certificates of deposit, which were significantly reduced in all markets. The 7 basis point decline in the margin for the six months of 2011 is attributable to the shift in our earning asset mix and unfavorable asset repricing, partially offset by a favorable variance in our average cost of funds.

The provision for loan losses for the second quarter of 2011 was $3.5 million compared to $4.1 million in the first quarter of 2011 and $3.6 million for the second quarter of 2010.  The reduction in the loan loss provision for both periods primarily reflects a reduction in the level of impaired loans and required reserves.  For the first six months of 2011, the loan loss provision totaled $7.7 million compared to $14.4 million for the same period in 2010, also reflective of lower impaired loan reserves as well as a decline in general reserves, primarily due to a reduction in the level of internally classified loans and lower loss rates.  Net charge-offs for the second quarter of 2011 totaled $6.3 million, or 1.49%, of average loans compared to $5.7 million, or 1.33% for the first quarter of 2011 and $6.4 million, or 1.39% in the second quarter of 2010.  For the first half of 2011, net charge-offs totaled $12.0 million, or 1.41%, of average loans compared to $19.9 million, or 2.16% for the same period of 2010.  At quarter-end, the allowance for loan losses of $31.1 million was 1.84% of outstanding loans (net of overdrafts) and provided coverage of 37% of nonperforming loans compared to 1.98% and 35%, respectively, at March 31, 2011, and 2.01% and 41%, respectively, at December 31, 2010.

Noninterest income for the second quarter of 2011 totaled $14.4 million, a decrease of $1.9 million, or 11.5% from the first quarter of 2011 and $0.2 million, or 1.5% from the second quarter of 2010.  The unfavorable variance compared to the linked quarter reflects the sale of our Class B shares of Visa stock during the first quarter of 2011, which resulted in a $3.2 million pre-tax gain (reflected in other income), as well as a $0.2 million reduction in data processing fees.  Favorable variances for deposit fees, retail brokerage fees, and gains from the sale of OREO partially offset the aforementioned unfavorable variances.  For the first six months of 2011, noninterest income totaled $30.8 million, an increase of $2.1 million over the same period of 2010 driven by the Visa gain, partially offset by lower deposit and merchant fees.  The decline in deposit fees reflects a lower level of overdraft fees due to reduced activity as well as the implementation of new rules under Regulation E.  The reduction in merchant fees reflects the transfer of our merchant processing business to another processor, which was completed in August 2010.  The decline in our merchant fees is substantially offset by a reduction in processing costs, which are reflected as interchange fees in noninterest expense.

Noninterest expense for the second quarter of 2011 totaled $31.2 million, a decrease of $2.2 million from the first quarter of 2011 and $3.5 million from the second quarter of 2010.  The decline over the linked quarter reflects lower expense for compensation of $0.6 million, FDIC insurance of $0.3 million, intangible amortization of $0.2 million, OREO expenses of $0.6 million, and miscellaneous expense of $0.3 million.  Compensation expense declined due to a reduction in performance compensation and lower unemployment taxes.  The reduction in FDIC insurance expense reflects a lower rate due to recent changes to the FDIC premium structure.  Intangible amortization expense declined due to the full amortization of core deposit intangibles related to several past acquisitions.  The lower level of OREO expense primarily reflects a reduction in the level of losses recognized on the sale of OREO.    Recognition of a $0.6 million swap liability associated with the sale of our Visa shares during the first quarter of 2011 drove the favorable variance in miscellaneous expense.  For the first six months of 2011, noninterest expense totaled $64.5 million, a $3.5 million decline from the same period of 2010 attributable to lower professional fees of $0.3 million, advertising expense of $0.3 million, FDIC insurance of $0.7 million, intangible amortization expense of $1.0 million, and interchange fees of $0.9 million.  Professional fees declined due to lower consulting fees and appraisal fees for OREO properties.  The reduction in advertising fees reflects a lower level of activity as well as improved efficiencies gained from restructuring of the direct mail campaigns for our free checking products.  The reduction in FDIC insurance expense reflects a lower rate due to recent changes to the FDIC premium structure.  Intangible amortization expense declined due to the full amortization of core deposit intangibles related to several past acquisitions.  Lower interchange fees are attributable to the sale of our merchant processing business as noted above in our discussion of noninterest income.

About Capital City Bank Group, Inc.

Capital City Bank Group, Inc. (“The Company”) (NASDAQ: CCBG) is one of the largest publicly traded financial services companies headquartered in Florida and has approximately $2.6 billion in assets. The Company provides a full range of banking services, including traditional deposit and credit services, asset management, trust, mortgage banking, merchant services, bankcards, data processing and securities brokerage services.  The Company's bank subsidiary, Capital City Bank, was founded in 1895 and now has 70 banking offices and 79 ATMs in Florida, Georgia and Alabama.  For more information about Capital City Bank Group, Inc., visit www.ccbg.com.

FORWARD-LOOKING STATEMENTS

Forward-looking statements in this Press Release are based on current plans and expectations that are subject to uncertainties and risks, which could cause the Company’s future results to differ materially.  The following factors, among others, could cause the Company’s actual results to differ: legislative or regulatory changes, including the Dodd-Frank Act; the strength of the U.S. economy and the local economies where the Company conducts operations; the accuracy of the Company’s financial statement estimates and assumptions, including the estimate for the Company’s loan loss provision; the frequency and magnitude of foreclosure of the Company’s loans; continued depression of the market value of the Company that could result in an impairment of goodwill; restrictions on our operations, including the inability to pay dividends without our regulators’ consent; the effects of the health and soundness of other financial institutions, including the FDIC’s need to increase Deposit Insurance Fund assessments; our ability to declare and pay dividends; the effects of the Company’s lack of a diversified loan portfolio, including the risks of geographic and industry concentrations; harsh weather conditions and man-made disasters; fluctuations in inflation, interest rates, or monetary policies; changes in the stock market and other capital and real estate markets; customer acceptance of third-party products and services; increased competition and its effect on pricing; technological changes; the effects of security breaches and computer viruses that may affect the Company’s computer systems; changes in consumer spending and savings habits; the Company’s growth and profitability; changes in accounting; the Company’s ability to integrate acquisitions; and the Company’s ability to manage the risks involved in the foregoing.  Additional factors can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and the Company’s other filings with the SEC, which are available at the SEC’s internet site (http://www.sec.gov).  Forward-looking statements in this Press Release speak only as of the date of the Press Release, and the Company assumes no obligation to update forward-looking statements or the reasons why actual results could differ.

1 The problem loan resolutions and reductions in portfolio balances stated in this paragraph are based on “as of" balances, not averages.

EARNINGS HIGHLIGHTS
	Three Months Ended			Six Months Ended
(Dollars in thousands, except per share data)	Jun 30, 2011	Mar 31, 2011	Jun 30, 2010	Jun 30, 2011	Jun 30, 2010
EARNINGS
Net Income (Loss)	$2,145	$1,310	$731	$3,455	$(2,732)
Net Income (Loss) Per Common Share	$0.12	$0.08	$0.04	$0.20	$(0.16)
PERFORMANCE
Return on Average Equity	3.28%	2.03%	1.11%	2.66%	-2.07%
Return on Average Assets	0.33%	0.20%	0.11%	0.26%	-0.20%
Net Interest Margin	4.21%	4.14%	4.26%	4.17%	4.24%
Noninterest Income as % of Operating Revenue	38.13%	41.54%	37.58%	39.87%	37.18%
Efficiency Ratio	81.41%	83.30%	86.06%	82.37%	85.54%
CAPITAL ADEQUACY
Tier 1 Capital Ratio	13.83%	13.46%	12.78%	13.83%	12.78%
Total Capital Ratio	15.19%	14.82%	14.14%	15.19%	14.14%
Tangible Common Equity Ratio	6.96%	6.73%	6.80%	6.96%	6.80%
Leverage Ratio	9.95%	9.74%	9.58%	9.95%	9.58%
Equity to Assets	10.02%	9.74%	9.87%	10.02%	9.87%
ASSET QUALITY
Allowance as % of Non-Performing Loans	36.71%	34.57%	37.80%	36.71%	37.80%
Allowance as a % of Loans	1.84%	1.98%	2.11%	1.84%	2.11%
Net Charge-Offs as % of Average Loans	1.49%	1.33%	1.39%	1.41%	2.16%
Nonperforming Assets as % of Loans and ORE	8.33%	8.66%	8.01%	8.33%	8.01%
Nonperforming Assets as % of Total Assets	5.60%	5.76%	5.65%	5.60%	5.65%
STOCK PERFORMANCE
High	$13.12	$13.80	$18.25	$13.80	$18.25
Low	$9.94	$11.87	$12.36	$9.94	$11.57
Close	$10.26	$12.68	$12.38	$10.26	$12.38
Average Daily Trading Volume	29,716	21,740	46,507	25,696	36,917

CAPITAL CITY BANK GROUP, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
Unaudited

						Six Months Ended
						June 30
(Dollars in thousands, except per share data)	2011 Second Quarter	2011 First Quarter	2010 Fourth Quarter	2010 Third Quarter	2010 Second Quarter	2011	2010

INTEREST INCOME
Interest and Fees on Loans	$24,305	$23,947	$25,656	$26,418	$26,644	$48,252	$53,636
Investment Securities	1,017	1,071	1,080	1,014	1,114	2,088	2,104
Funds Sold	145	171	95	144	176	316	348
Total Interest Income	25,467	25,189	26,831	27,576	27,934	50,656	56,088

INTEREST EXPENSE
Deposits	1,083	1,258	1,524	1,820	2,363	2,341	5,301
Short-Term Borrowings	110	111	99	31	12	221	29
Subordinated Notes Payable	343	340	342	376	639	683	1,290
Other Long-Term Borrowings	492	494	508	565	551	986	1,077
Total Interest Expense	2,028	2,203	2,473	2,792	3,565	4,231	7,697
Net Interest Income	23,439	22,986	24,358	24,784	24,369	46,425	48,391
Provision for Loan Losses	3,545	4,133	3,783	5,668	3,633	7,678	14,373
Net Interest Income after Provision for Loan Losses	19,894	18,853	20,575	19,116	20,736	38,747	34,018

NONINTEREST INCOME
Service Charges on Deposit Accounts	6,309	5,983	6,434	6,399	7,039	12,292	13,667
Data Processing Fees	764	974	880	911	919	1,738	1,819
Asset Management Fees	1,080	1,080	1,095	1,040	1,080	2,160	2,100
Retail Brokerage Fees	939	729	738	671	846	1,668	1,411
Gain on Sale of Investment Securities	-	-	-	3	-	-	5
Mortgage Banking Fees	568	617	1,027	772	641	1,185	1,149
Interchange Fees (1)	1,443	1,360	1,285	1,291	1,289	2,803	2,501
ATM/Debit Card Fees (1)	1,115	1,136	1,051	1,036	1,073	2,251	2,036
Other	2,230	4,455	2,225	1,326	1,787	6,685	3,953
Total Noninterest Income	14,448	16,334	14,735	13,449	14,674	30,782	28,641

NONINTEREST EXPENSE
Salaries and Associate Benefits	16,000	16,577	15,389	15,003	15,584	32,577	32,363
Occupancy, Net	2,447	2,396	2,406	2,611	2,585	4,843	4,993
Furniture and Equipment	2,117	2,226	2,268	2,288	2,192	4,343	4,373
Intangible Amortization	107	353	553	709	710	460	1,420
Other Real Estate	3,033	3,677	4,709	3,306	4,082	6,710	6,907
Other	7,463	8,102	8,215	8,446	9,476	15,565	17,957
Total Noninterest Expense	31,167	33,331	33,540	32,363	34,629	64,498	68,013

OPERATING PROFIT(LOSS)	3,175	1,856	1,770	202	781	5,031	(5,354)
Provision for Income Taxes	1,030	546	(148)	(199)	50	1,576	(2,622)
NET INCOME(LOSS)	$2,145	$1,310	$1,918	$401	$731	$3,455	$(2,732)

PER SHARE DATA
Basic Earnings	$0.12	$0.08	$0.12	$0.02	$0.04	$0.20	$(0.16)
Diluted Earnings	$0.12	$0.08	$0.12	$0.02	$0.04	$0.20	$(0.16)
Cash Dividends	0.100	0.100	0.100	0.100	0.100	0.200	0.290
AVERAGE SHARES
Basic	17,127	17,122	17,095	17,087	17,063	17,124	17,060
Diluted	17,139	17,130	17,096	17,088	17,074	17,135	17,071

(1) Together referred to as "Bank Card Fees"

CAPITAL CITY BANK GROUP, INC.
CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
Unaudited

(Dollars in thousands, except per share data)	2011 Second Quarter	2011 First Quarter	2010 Fourth Quarter	2010 Third Quarter	2010 Second Quarter

ASSETS
Cash and Due From Banks	$71,554	$52,000	$35,410	$48,701	$52,380
Funds Sold and Interest Bearing Deposits	223,183	271,375	200,783	193,415	250,508
Total Cash and Cash Equivalents	294,737	323,375	236,193	242,116	302,888

Investment Securities, Available-for-Sale	304,313	311,356	309,731	231,303	218,785

Loans, Net of Unearned Interest
Commercial, Financial, & Agricultural	149,830	153,960	157,394	156,049	161,268
Real Estate - Construction	30,867	35,614	43,239	45,346	56,910
Real Estate - Commercial	660,058	668,583	671,702	680,639	676,516
Real Estate - Residential	395,126	404,204	420,604	448,704	450,997
Real Estate - Home Equity	248,228	248,745	251,565	250,795	247,726
Consumer	194,624	196,205	200,727	207,207	215,723
Other Loans	5,987	5,098	9,937	9,828	9,498
Overdrafts	2,882	2,385	3,503	2,669	3,144
Total Loans, Net of Unearned Interest	1,687,602	1,714,794	1,758,671	1,801,237	1,821,782
Allowance for Loan Losses	(31,080)	(33,873)	(35,436)	(37,720)	(38,442)
Loans, Net	1,656,522	1,680,921	1,723,235	1,763,517	1,783,340

Premises and Equipment, Net	112,576	113,918	115,356	115,689	116,802
Intangible Assets	85,699	85,806	86,159	86,712	87,421
Other Real Estate Owned	61,016	55,364	57,937	51,208	48,110
Other Assets	84,395	91,754	93,442	89,451	93,398
Total Other Assets	343,686	346,842	352,894	343,060	345,731

Total Assets	$2,599,258	$2,662,494	$2,622,053	$2,579,996	$2,650,744

LIABILITIES
Deposits:
Noninterest Bearing Deposits	$568,813	$540,184	$546,257	$479,887	$460,168
NOW Accounts	764,480	818,512	770,149	830,297	891,636
Money Market Accounts	283,230	288,224	275,416	282,848	303,369
Regular Savings Accounts	153,403	150,051	139,888	135,143	132,174
Certificates of Deposit	331,085	350,076	372,266	393,268	412,964
Total Deposits	2,101,011	2,147,047	2,103,976	2,121,443	2,200,311

Short-Term Borrowings	65,237	86,650	92,928	38,138	21,376
Subordinated Notes Payable	62,887	62,887	62,887	62,887	62,887
Other Long-Term Borrowings	49,196	50,050	50,101	46,456	55,605
Other Liabilities	60,383	56,582	53,142	50,383	48,885

Total Liabilities	2,338,714	2,403,216	2,363,034	2,319,307	2,389,064

SHAREOWNERS' EQUITY
Common Stock	171	171	171	171	171
Additional Paid-In Capital	37,724	37,548	36,920	36,864	36,633
Retained Earnings	237,709	237,276	237,679	237,471	238,779
Accumulated Other Comprehensive Loss, Net of Tax	(15,060)	(15,717)	(15,751)	(13,817)	(13,903)

Total Shareowners' Equity	260,544	259,278	259,019	260,689	261,680

Total Liabilities and Shareowners' Equity	$2,599,258	$2,662,494	$2,622,053	$2,579,996	$2,650,744

OTHER BALANCE SHEET DATA
Earning Assets	$2,215,098	$2,297,525	$2,269,185	$2,225,955	$2,291,075
Intangible Assets
Goodwill	84,811	84,811	84,811	84,811	84,811
Core Deposits	378	437	742	1,248	1,910
Other	510	558	606	653	700
Interest Bearing Liabilities	1,709,518	1,806,450	1,763,635	1,789,037	1,880,011

Book Value Per Diluted Share	$15.20	$15.13	$15.15	$15.25	$15.32
Tangible Book Value Per Diluted Share	10.21	10.13	10.11	10.18	10.21

Actual Basic Shares Outstanding	17,127	17,127	17,100	17,095	17,067
Actual Diluted Shares Outstanding	17,139	17,136	17,101	17,096	17,078

CAPITAL CITY BANK GROUP, INC.
ALLOWANCE FOR LOAN LOSSES
AND NONPERFORMING ASSETS
Unaudited
	2011		2011	2010	2010	2010
(Dollars in thousands)	Second Quarter		First Quarter	Fourth Quarter	Third Quarter	Second Quarter

ALLOWANCE FOR LOAN LOSSES
Balance at Beginning of Period	$33,873		$35,436	$37,720	$38,442	$41,199
Provision for Loan Losses	3,545		4,133	3,783	5,668	3,633
Transfer of Unfunded Reserve to Other Liability	-		-	-	-	-
Net Charge-Offs	6,338		5,696	6,067	6,390	6,390

Balance at End of Period	$31,080	$	$ 33,873	$35,436	$37,720	$38,442
As a % of Loans	1.84%		1.98%	2.01%	2.10%	2.11%
As a % of Nonperforming Loans	36.71%		34.57%	40.57%	39.94%	37.80%
As a % of Nonperforming Assets	21.34%		22.09%	24.39%	25.90%	25.66%

CHARGE-OFFS
Commercial, Financial and Agricultural	$301		$721	$629	$242	$405
Real Estate - Construction	14		-	234	701	1,220
Real Estate - Commercial	2,808		430	1,469	1,741	920
Real Estate - Residential	3,315		4,445	3,629	3,175	4,725
Consumer	606		620	582	1,057	360

Total Charge-Offs	$7,044		$6,216	$6,543	$6,916	$7,630

RECOVERIES
Commercial, Financial and Agricultural	$43		$63	$48	$65	$181
Real Estate - Construction	5		9	-	-	8
Real Estate - Commercial	115		12	55	6	43
Real Estate - Residential	170		96	7	181	638
Consumer	373		340	366	274	370

Total Recoveries	$706		$520	$476	$526	$1,240

NET CHARGE-OFFS	$6,338		$5,696	$6,067	$6,390	$6,390

Net Charge-Offs as a % of Average Loans(1)	1.49%		1.33%	1.35%	1.40%	1.39%

RISK ELEMENT ASSETS
Nonaccruing Loans	$61,076		$73,954	$65,700	$74,168	$74,504
Restructured Loans	23,582		24,028	21,649	20,267	27,200
Total Nonperforming Loans	84,658		97,982	87,349	94,435	101,704
Other Real Estate	61,016		55,364	57,937	51,208	48,110
Total Nonperforming Assets	$145,674		$153,346	$145,286	$145,643	$149,814

Past Due Loans 30-89 Days	$18,103		$19,391	$24,193	$24,904	$21,192
Past Due Loans 90 Days or More	$271		$-	$159	$-	$-

Nonperforming Loans as a % of Loans	5.02%		5.71%	4.97%	5.24%	5.58%
Nonperforming Assets as a % of
Loans and Other Real Estate	8.33%		8.66%	8.00%	7.86%	8.01%
Nonperforming Assets as a % of Capital(2)	49.95%		52.31%	49.34%	48.81%	49.92%
Nonperforming Assets as a % of Total Assets	5.60%		5.76%	5.54%	5.65%	5.65%

(1) Annualized
(2) Capital includes allowance for loan losses.

AVERAGE BALANCE AND INTEREST RATES(1)
Unaudited

	Second Quarter 2011			First Quarter 2011			Fourth Quarter 2010			Third Quarter 2010			Second Quarter 2010			June 2011 YTD			June 2010 YTD
(Dollars in thousands)	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate

ASSETS:
Loans, Net of Unearned Interest	$1,704,348	24,465	5.76%	$1,730,330	24,101	5.65%	$1,782,916	25,799	5.74%	$1,807,483	26,568	5.83%	$1,841,379	26,795	5.84%	$1,717,267	48,566	5.76%	$1,863,749	53,975	5.84%

Investment Securities
Taxable Investment Securities	244,487	825	1.35%	231,153	851	1.48%	178,926	799	1.78%	124,625	674	2.15%	128,268	708	2.21%	237,857	1,676	1.41%	99,954	1,208	2.42%
Tax-Exempt Investment Securities	60,963	297	1.95%	74,226	337	1.81%	83,469	434	2.08%	88,656	521	2.35%	92,140	624	2.71%	67,558	634	1.88%	94,713	1,377	2.91%

Total Investment Securities	305,450	1,122	1.47%	305,379	1,188	1.56%	262,395	1,233	1.87%	213,281	1,195	2.23%	220,408	1,332	2.42%	305,415	2,310	1.52%	194,667	2,585	2.66%

Funds Sold	249,133	145	0.23%	242,893	171	0.28%	172,738	95	0.24%	252,434	144	0.22%	267,578	176	0.26%	246,030	316	0.23%	285,331	348	0.24%

Total Earning Assets	2,258,931	$25,732	4.57%	2,278,602	$25,460	4.53%	2,218,049	$27,127	4.85%	2,273,198	$27,907	4.87%	2,329,365	$28,303	4.87%	2,268,712	$51,192	4.55%	2,343,747	$56,908	4.90%

Cash and Due From Banks	47,465			50,942			51,030			50,942			50,739			49,194			52,795
Allowance for Loan Losses	(32,993)			(34,822)			(37,713)			(39,584)			(41,074)			(33,903)			(42,820)
Other Assets	344,884			348,295			345,427			342,202			339,458			346,581			334,677

Total Assets	$2,618,287			$2,643,017			$2,576,793			$2,626,758			$2,678,488			$2,630,584			$2,688,399

LIABILITIES:
Interest Bearing Deposits
NOW Accounts	$782,698	$259	0.13%	$786,939	$261	0.13%	$837,625	$296	0.14%	$871,158	$326	0.15%	$879,329	$400	0.18%	$784,806	$520	0.13%	$873,200	$784	0.18%
Money Market Accounts	284,411	136	0.19%	278,562	131	0.19%	282,887	134	0.19%	293,424	145	0.20%	333,976	331	0.40%	281,503	267	0.19%	353,958	1,020	0.58%
Savings Accounts	152,599	16	0.04%	144,623	18	0.05%	136,276	16	0.05%	133,690	17	0.05%	131,333	17	0.05%	148,633	34	0.05%	128,856	32	0.05%
Time Deposits	338,723	672	0.80%	360,575	848	0.95%	382,870	1,078	1.12%	402,880	1,332	1.31%	430,571	1,615	1.50%	349,589	1,520	0.88%	434,321	3,465	1.61%
Total Interest Bearing Deposits	1,558,431	1,083	0.28%	1,570,699	1,258	0.32%	1,639,658	1,524	0.37%	1,701,152	1,820	0.42%	1,775,209	2,363	0.53%	1,564,531	2,341	0.30%	1,790,335	5,301	0.60%

Short-Term Borrowings	76,754	110	0.58%	87,267	111	0.52%	34,706	99	1.14%	23,388	31	0.54%	22,694	12	0.20%	81,982	221	0.54%	26,662	29	0.21%
Subordinated Notes Payable	62,887	343	2.16%	62,887	340	2.16%	62,887	342	2.13%	62,887	376	2.34%	62,887	639	4.02%	62,887	683	2.16%	62,887	1,290	4.08%
Other Long-Term Borrowings	49,650	492	3.97%	50,345	494	3.98%	50,097	508	4.02%	54,258	565	4.13%	52,704	551	4.20%	49,995	986	3.98%	51,350	1,077	4.23%

Total Interest Bearing Liabilities	1,747,722	$2,028	0.47%	1,771,198	$2,203	0.50%	1,787,348	$2,473	0.55%	1,841,685	$2,792	0.60%	1,913,494	$3,565	0.75%	1,759,395	$4,231	0.48%	1,931,234	$7,697	0.80%

Noninterest Bearing Deposits	548,870			554,680			476,209			471,013			458,969			551,759			451,094
Other Liabilities	59,324			55,536			50,614			50,318			42,152			57,440			39,870

Total Liabilities	2,355,916			2,381,414			2,314,171			2,363,016			2,414,615			2,368,594			2,422,198

SHAREOWNERS' EQUITY:	$262,371			$261,603			$262,622			$263,742			$263,873			$261,990			$266,201

Total Liabilities and Shareowners' Equity	$2,618,287			$2,643,017			$2,576,793			$2,626,758			$2,678,488			$2,630,584			$2,688,399

Interest Rate Spread		$23,704	4.10%		$23,257	4.03%		$24,654	4.30%		$25,115	4.27%		$24,738	4.12%		$46,961	4.07%		$49,211	4.10%

Interest Income and Rate Earned(1)		$25,732	4.57%		$25,460	4.53%		$27,127	4.85%		$27,907	4.87%		$28,303	4.87%		$51,192	4.55%		$56,908	4.90%
Interest Expense and Rate Paid(2)		2,028	0.36%		2,203	0.39%		2,473	0.44%		2,792	0.49%		3,565	0.61%		4,231	0.38%		7,697	0.66%

Net Interest Margin		$23,704	4.21%		$23,257	4.14%		$24,654	4.41%		$25,115	4.38%		$24,738	4.26%		$46,961	4.17%		$49,211	4.24%

(1) Interest and average rates are calculated on a tax-equivalent basis using the 35% Federal tax rate.
(2) Rate calculated based on average earning assets.